UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 3, 2013 (January 2, 2013)

HDS INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53949
(Commission File No.)

10 Dorrance Street
Suite 700
Providence, RI   02903
(Address of principal executive offices and Zip Code)

(401) 400-0028
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEEMENT

On January 2, 2013, we entered into a consulting agreement (the "Agreement") with The Holden Group, LLC, a Tennessee Limited Liability Company (the "Consultant").  Pursuant to the terms of the Agreement, we have agreed to pay to the Consultant $2,000 cash upon the execution of the Agreement; $500 on the first month anniversary of the Agreement; $500 on the second month anniversary of the Agreement; and, $500 on the third month anniversary of the Agreement.  We have also delivered to the Consultant 600,000 restricted shares of our common stock as per the terms of the Agreement

ITEM 3.02       UNREGISTERED SALE OF EQUITY SECURITIES.

On January 2, 2013, we issued 600,000 restricted shares of our common stock to The Holden Group, LLC, a Tennessee Limited Liability Company (the "Consultant") pursuant to the terms of a consulting agreement entered into on the same date.  The shares of common stock were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.  The Consultant was furnished with all the information that could be found in a Form S-1 registration statement and the Consultant is a sophisticated investor.

ITEM 7.01       REGULATION FD DISCLOSURE.

On January 3, 2013, we announced via a press release that we engaged The Holden Group, LLC as a business development consultant.

ITEM 9.01       EXHIBITS.

Exhibit	Document Description

10.1	Professional Services Consulting Agreement with The Holden Group, LLC – January 2, 2013.
99.1	Press Release – January 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 3rd day of January, 2013.

HDS INTERNATIONAL CORP.

BY:	TASSOS RECACHINAS
Tassos Recachinas
President